Exhibit 16.1
[RSM logo] RSM US LLP 1301 Riverplace Blvd Suite 1700 Jacksonville, FL 32207 T +1 904 680 7200 F +1 904 680 7204 www.rsmus.com

December 22, 2020

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read Dream Finders Homes, Inc.’s statements included in its Form S-1 filed on December 22, 2020 and we agree with such statements concerning our firm.

/s/ RSM US LLP